UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Due to technical difficulties with the third-party hosting site, Carisma Therapeutics Inc. (the “Company”) commenced and adjourned its virtual annual meeting of stockholders scheduled for June 13, 2024, without any business being conducted. At the Company’s reconvened virtual annual meeting of stockholders held on June 14, 2024, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
John Hohneker, M.D.	16,741,881	612,693	7,462,405
Michael Torok	16,023,508	1,331,066	7,462,405

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

Votes For:	16,719,502
Votes Against:	575,356
Votes Abstaining:	59,716
Broker Non-Votes:	7,462,405

3. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified.

Votes For:	24,389,393
Votes Against:	172,754
Votes Abstaining:	254,832
Broker Non-Votes:	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By :	/s/ Steven Kelly
Date: June 14, 2024		Steven Kelly
President and Chief Executive Officer